Exhibit 5


                                December 24, 1997


Board of Directors
Computer Task Group, Incorporated
800 Delaware Avenue
Buffalo, New York  14209

Gentlemen:

I am General Counsel of Computer Task Group, Incorporated, a New York corporation (the "Company"). This opinion is being furnished to you in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration of up to 200,000 shares of common stock, par value $.01 per share (the "Common Stock") of the Company, to be offered by the selling stockholder named therein.

In connection with rendering this opinion I have examined originals, or copies identified to my satisfaction as being true copies of originals of such documents as I have deemed appropriate. In such examination, I have assumed that all signatures on original documents were genuine and that all documents were duly executed and delivered, where due execution and delivery are requisite to the effectiveness thereof. I have also assumed that the Common Stock was issued for proper and sufficient consideration, and that the certificates representing the Common Stock were properly issued.

On the basis of the foregoing examination and assumptions, and in reliance thereon, and upon consideration of applicable law, I am of the opinion that the Common Stock registered under the Registration Statement is legally issued, fully paid and non-assessable.

I hereby consent to the inclusion of this opinion as an exhibit in the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

                                                  Very truly yours,

                                                  /s/Joseph G. Makowski

                                                  Joseph G. Makowski
                                                  General Counsel and Secretary